Exhibit 99.2

CardConnect Corp.

1000 Continental Drive, Suite 300

King of Prussia, PA 19406

877.828.0720

https://cardconnect.com

CardConnect Corp. Reports Second Quarter Highlights

Files Form 8-K with quarterly financial results

King of Prussia, PA – August 9, 2016 - CardConnect Corp (NASDAQ: CCN), one of the nation's leading payment processors, today provided highlights on key performance metrics for the second quarter of its fiscal year 2016, which ended June 30, 2016.

Highlights for the second quarter of 2016 include:

•	Revenue of $148.4 million, a 32% increase from $112.2 million in the second quarter of 2015
•	Bankcard volume of $5.7 billion, a 36% increase from $4.2 billion in the second quarter of 2015, including a 287% increase of bankcard volume on the Company’s proprietary gateway
•	Record Enterprise services revenue of $1.2 million, a 46% increase from the $841 thousand in the second quarter of 2015, reflecting continued growth of the Company’s P2PE secure payment terminal
•	CardConnect entered into contracts for a record $1.1 million of annual Enterprise services sales in the second quarter which will be recognized in future periods

Jeff Shanahan, President and CEO of CardConnect, said, "I am very pleased to provide our first quarterly update since we became an independent, public company. With our merger with FinTech Acquisition Corp. complete, we are now focused on leveraging our new corporate structure to accelerate growth and expand the CardConnect franchise. In the second quarter, we generated a 36% increase in total bankcard volume fueled by the increased adoption of our CardPointe platform. Based on the strength of this growth and our overall first half results, we are in position to achieve our financial objectives for the year and create value for our shareholders.”

Where you can find additional financial information

Simultaneous with this release, CardConnect filed with the Securities and Exchange Commission a Current Report on Form 8-K including financial information for the second quarter of fiscal 2016. This report provides further information regarding the company’s results of operations, statement of financial position, and cash flow for the three and six month periods ending June 30, 2016, and can be accessed on the SEC website at www.sec.gov, or on CardConnect’s website at https://cardconnect.com.

About CardConnect

CardConnect is a leading provider of payment processing and technology solutions, helping more than 65,000 organizations – from independent coffee shops to iconic global brands – accept billions of dollars in card transactions each year. Since its inception in 2006, CardConnect has developed advanced payment solutions backed by patented, PCI-certified point-to-point encryption (P2PE) and tokenization. The company’s small-to-midsize business offering, CardPointe, is a comprehensive platform that includes a powerful reporting and transaction management portal which extends to a native mobile app. For enterprise-level organizations, CardSecure integrates omni-channel payment acceptance into several ERP systems – such as Oracle, SAP, JD Edwards and Infor M3 – in a way that minimizes PCI compliance requirements and lowers transaction costs.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on CardConnect’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside CardConnect’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the definitive proxy statement/prospectus filed by the Company on July 12, 2016 and the current report on Form 8-K filed on August 4, 2016, as amended, which are available, free of charge, at the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and CardConnect undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Joe Hassett

Gregory FCA Communications

27 West Athens Ave.

Ardmore, PA 19003

Tel: 610-228-2110

Email: joeh@gregoryfca.com